                                                                    Exhibit 99.1


N E W S  R E L E A S E

                                                              90 Park Avenue
                                                              New York, NY 10016

                                     [LOGO]

For Release:

6:55 a.m., Friday, July 10,1998

Contact:

Investors:  Jeffrey Bergman, 212.834.1113
Media:  Richard Humphrey, 212.834.1201

GreenPoint Financial Reports Record Earnings

New York, July 10--GreenPoint Financial Corp. (NYSE-GPT) today announced record net income of $0.54 per diluted share, or $39.4 million, for the second quarter ended June 30, 1998. The per share earnings represent an increase of 20% over core net income for the second quarter of 1997 and an increase of 4% over the core net income for the first quarter of 1998. Core net income for the six months ended June 30 was $78.2 million, or $1.06 per share.

Core cash earnings per share for the second quarter were $0.78, up 20% over the second quarter of 1997, and 3% over the first quarter. Core cash earnings are net of non-recurring items and non-cash charges which do not impact the Company's tangible capital. Core cash return on average equity increased to 18.30% for the second quarter of 1998, compared to 15.13% for the second quarter of 1997 and 17.36% for the first quarter of 1998.

"We have achieved yet another quarter of record core cash earnings per share," said Thomas S. Johnson, Chairman and Chief Executive Officer. "Our pricing discipline allows us to maintain our margins; our commitment to strict underwriting standards allows us to maintain loan quality; and tight expense control keeps costs in line with growth.

"During the second quarter, the level of mortgage originations improved over the first quarter, but was slightly less than the same period a year ago. We continue to believe that there is strong demand for our True No-Doc product, and that volume will rise over time as our national origination network matures."

Mortgage Originations

Originations for the second quarter were $700 million, down 2% from the second quarter of 1997, but up 21% from the first quarter. Net loan portfolio growth for the quarter was $101 million. The percentage of new loans originated outside of New York was 60%, and ARMs as a percentage of total loans were 24%.

Net Interest Income and Net Interest Margin

Net interest income was $118.9 million. Net interest margin for the quarter was 3.95%, up 2 basis points over the first quarter.

Asset Quality

Asset quality continued to improve during the second quarter. Non-performing loans as a percent of total loans declined to 3.39% at June 30 from 4.35% at June 30, 1997 and from 3.77% at March 31, 1998. Total non-performing loans declined to $310 million at the end of the second quarter of 1998 from $360 million at the end of the year ago quarter, and from $341 million at the end of the first quarter of 1998.

Non-Interest Expense

Expense control continues to be effective. The efficiency ratio was 41.9%. Operating expense as a percent of average assets was 1.70% for the quarter.

Total non-interest expense for the quarter was 1.9% lower than the second quarter of 1997 (excluding a restructuring charge), and 1.2% lower than the first quarter (excluding an $8.3 million non-recurring charge).

Manufactured Housing Finance Acquisition

As announced on April 13, GreenPoint has signed a definitive agreement to purchase BankAmerica Housing Services (BAHS), a division of Bank of America, FSB for a cash premium of $603 million.

BankAmerica Housing Services is the second largest originator and servicer of manufactured housing loans, with annual originations of more than $2.5 billion and a servicing portfolio of $10.6 billion. BAHS has 1,500 employees, a national sales and service network of 45 offices and more than 5,000 dealer relationships in 48 states.

The acquisition is expected to close during the third quarter, and is expected to be accretive to cash earnings in 1999.

Equity Offering

On June 10, GreenPoint filed a registration statement with the Securities and Exchange Commission relating to the offering of 15 million shares of its common stock to finance a portion of its acquisition of the manufactured housing lending business of BankAmerica Housing Services.

GreenPoint Financial Corp.

GreenPoint Financial Corp., a specialty home finance company traded on the NYSE under the ticker symbol GPT, is the leading national lender in no-documentation residential mortgages. Its principal subsidiaries are GreenPoint Mortgage, a national mortgage banking company headquartered in Charlotte, NC, and GreenPoint Bank, a New York State chartered savings bank with $10.8 billion in deposits in 73 branches serving more than 400,000 households in the Greater New York City area.

This release may contain certain forward-looking statements, which are based on management's current expectations. Factors that could cause future results to vary materially from these expectations include, but are not limited to, general economic conditions; changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

                                       ###

                   GREENPOINT FINANCIAL CORP. AND SUBSIDIARIES
             TABLE 1--CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)


                                                              June 30,         March 31,      December 31,
                                                               1998              1998            1997
                                                            ------------     ------------     ------------
                                                                             (In thousands)
ASSETS

Cash and due from banks ................................    $    110,586     $    127,268     $     93,173
Money market investments ...............................         778,119          813,725        1,060,007
Loans held for sale ....................................           3,845            4,512            5,532
Securities available for sale ..........................       1,885,860        2,353,541        2,007,707
Securities held to maturity ............................           3,774            3,902            4,009
Trading assets .........................................              74             --             24,951
Loans held for investment, net .........................       9,018,616        8,916,897        8,795,627
Other interest-earning assets ..........................         118,698          117,445          116,951
Deferred income taxes, net .............................          64,420           64,155           71,359
Other real estate owned, net ...........................          16,482           20,436           24,036
Goodwill ...............................................         554,018          565,579          577,141
Other assets ...........................................         299,410          240,779          303,025
                                                            ------------     ------------     ------------
           Total assets ................................    $ 12,853,902     $ 13,228,239     $ 13,083,518
                                                            ------------     ------------     ------------
                                                            ------------     ------------     ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:

     Savings and checking accounts due on demand .......    $  4,309,045     $  4,359,915     $  4,453,826
     Term certificates of deposit ......................       6,506,364        6,507,741        6,519,152
                                                            ------------     ------------     ------------
     Total deposits ....................................      10,815,409       10,867,656       10,972,978

Mortgagors' escrow .....................................         138,571          149,487          117,806
Securities sold under agreements to repurchase .........            --            160,022          106,149
Trading liabilities ....................................            --               --             10,592
Senior bank notes ......................................         199,850          199,840          199,831
Long term debt .........................................         199,726          199,724          199,721
Other liabilities ......................................         224,701          372,213          206,838
                                                            ------------     ------------     ------------
     Total liabilities .................................      11,578,257       11,948,942       11,813,915

Stockholders' equity:

     Common stock ......................................           1,103            1,103            1,103
     Additional paid-in capital (A) ....................         738,532          716,262          708,483
     Retained earnings .................................       1,187,616        1,162,241        1,142,407
     Accumulated other comprehensive income, net .......              55           (2,483)          (3,555)
     Treasury stock, at cost (B) .......................        (651,661)        (597,826)        (578,835)
                                                            ------------     ------------     ------------
         Total stockholders' equity ....................       1,275,645        1,279,297        1,269,603
                                                            ------------     ------------     ------------
         Total liabilities and stockholders' equity ....    $ 12,853,902     $ 13,228,239     $ 13,083,518
                                                            ------------     ------------     ------------
                                                            ------------     ------------     ------------

NOTES:   (A)  Net of ESOP and stock plans unallocated/unearned shares.

         (B) Cost of shares repurchased, net of proceeds of share issuances from employee stock option exercises.

                   GREENPOINT FINANCIAL CORP. AND SUBSIDIARIES
                   TABLE 2--CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                                     Quarter Ended                    Six Months Ended
                                                         ------------------------------------     ------------------------
                                                         June 30,      March 31,     June 30,     June 30,        June 30,
                                                           1998           1998         1997         1998            1997
                                                         ---------     ---------     ---------    ---------      ---------
                                                                     (In thousands, except per share amounts)
Interest income .....................................    $ 244,717     $ 245,085     $ 241,347    $ 489,802      $ 479,692
Interest expense ....................................      125,810       125,735       121,013      251,545        238,922
                                                         ---------     ---------     ---------    ---------      ---------
     Net interest income ............................      118,907       119,350       120,334      238,257        240,770
Provision for possible loan losses ..................       (3,170)       (4,012)       (4,444)      (7,182)        (9,461)
                                                         ---------     ---------     ---------    ---------      ---------
Net interest income after provision
for possible loan losses ............................      115,737       115,338       115,890      231,075        231,309

Non-interest income:
     Fees and commissions ...........................       12,432        11,368        11,273       23,800         21,889
     Other income ...................................          137            85           126          222            230
     Net gain on securities .........................          287         1,135           211        1,422            472
     Net gain (loss) on sales of loans ..............           38           194          (160)         232           (197)
     Gain on sale of assets .........................         --            --            --           --            2,416
     Gain on sale of branches .......................         --            --            --           --            5,850
                                                         ---------     ---------     ---------    ---------      ---------
         Total non-interest income ..................       12,894        12,782        11,450       25,676         30,660
                                                         ---------     ---------     ---------    ---------      ---------
Non-interest expense:
Salaries and benefits ...............................       22,646        23,104        22,621       45,750         45,314
Employee Stock Ownership and stock plans expense ....        6,098         5,563         4,711       11,661          9,521
Net expense of premises and equipment ...............       11,793        11,949        12,297       23,742         24,397
Advertising .........................................        1,686         1,682         2,238        3,368          4,478
Federal deposit insurance premiums ..................          669           681           726        1,350          1,500
Charitable foundation expense .......................        1,875         1,875         2,373        3,750          4,358
Other administrative expenses .......................       10,509        10,766        10,416       21,275         22,867
Other real estate owned income ......................       (2,035)       (1,569)         (955)      (3,604)        (1,417)
Goodwill amortization ...............................       11,561        11,562        11,620       23,123         23,263
Restructuring charge ................................         --            --           2,500         --            2,500
Non-recurring personnel expense .....................         --           8,335          --          8,335           --
                                                         ---------     ---------     ---------    ---------      ---------
     Total non-interest expense .....................       64,802        73,948        68,547      138,750        136,781
                                                         ---------     ---------     ---------    ---------      ---------
Income before income taxes ..........................       63,829        54,172        58,793      118,001        125,188
Income taxes ........................................       24,414        20,586        23,664       45,000         50,388
                                                         ---------     ---------     ---------    ---------      ---------
Net income ..........................................    $  39,415     $  33,586     $  35,129    $  73,001      $  74,800
                                                         ---------     ---------     ---------    ---------      ---------
                                                         ---------     ---------     ---------    ---------      ---------
Basic earnings per share ............................    $    0.56     $    0.47     $    0.45    $    1.03      $    0.95
                                                         ---------     ---------     ---------    ---------      ---------
                                                         ---------     ---------     ---------    ---------      ---------
Diluted earnings per share ..........................    $    0.54     $    0.45     $    0.43    $    0.99      $    0.90
                                                         ---------     ---------     ---------    ---------      ---------
                                                         ---------     ---------     ---------    ---------      ---------
Net income (excluding non-
recurring items) (1) ................................    $  39,415     $  38,754     $  36,622    $  78,169      $  71,354
                                                         ---------     ---------     ---------    ---------      ---------
                                                         ---------     ---------     ---------    ---------      ---------
Diluted net income per
 share (excluding non-
 recurring items) (1) ...............................    $    0.54     $    0.52     $    0.45    $    1.06      $    0.86
                                                         ---------     ---------     ---------    ---------      ---------
                                                         ---------     ---------     ---------    ---------      ---------


(1) Non-recurring items include branch sales, asset sales, restructuring charge, and non-recurring personnel expense.

TABLE 3--CORE CASH EARNINGS

GreenPoint's operating results include significant amortization of goodwill and employee stock compensation plans expense. These non-cash items, unlike all other expenses reported by the Company, do not decrease tangible capital and result in increased related cash earnings. Additional cash earnings are available to support growth of earning assets, increases in cash dividends, and additional repurchases of the Company's stock.


                                                                Quarter Ended                Six Months Ended
                                                       -------------------------------     --------------------
                                                       June 30,    March 31,  June 30,     June 30,    June 30,
                                                         1998        1998       1997         1998        1997
                                                       --------    --------   --------     --------    --------
                                                             (Dollars in thousands, except per share amounts)
Net income (excluding non-recurring items) (1)....     $ 39,415    $ 38,754   $ 36,622     $ 78,169    $ 71,354

Add back:
Goodwill amortization .............................      11,561      11,562     11,620       23,123      23,263
Employee stock plans expense ......................       6,098       5,563      4,711       11,661       9,521
                                                       --------    --------   --------     --------    --------
Core cash earnings ................................    $ 57,074    $ 55,879   $ 52,953     $112,953    $104,138
                                                       --------    --------   --------     --------    --------
                                                       --------    --------   --------     --------    --------
Core cash earnings per share (2) ..................    $   0.78    $   0.76   $   0.65     $   1.54    $   1.25
                                                       --------    --------   --------     --------    --------
                                                       --------    --------   --------     --------    --------



(1) Non-recurring items include branch sales, asset sales, restructuring charge and non-recurring personnel expense.

(2) Based on the weighted average shares used to calculate diluted earnings per share.

TABLE 4--SELECTED FINANCIAL RATIOS AND OTHER DATA:



                                                                    Quarter Ended           Six Months Ended
                                                             -----------------------------  ------------------
                                                             June 30,  March 31,  June 30,  June 30,  June 30,
                                                               1998      1998       1997      1998      1997
                                                             --------  ---------  --------  --------  --------
Performance ratios (Annualized):

     Core cash earnings return on average assets (2) ...        1.76%     1.71%     1.61%     1.73%     1.58%
     Core cash earnings return on average equity (2) ...       18.30%    17.36%    15.13%    17.83%    14.56%

     Net interest margin ...............................        3.95%     3.93%     3.99%     3.94%     3.98%
     Net interest spread ...............................        3.65%     3.65%     3.67%     3.65%     3.65%
     Operating expense to average assets (1) ...........        1.70%     1.70%     1.69%     1.70%     1.71%
     Net interest income to operating expense (1) ......        2.15x     2.15x     2.17x     2.15x     2.14x
     Efficiency ratio (1) ..............................        41.9%     42.1%     42.0%     42.0%     42.7%(3)

     Average interest-earning assets
     to average interest-bearing liabilities ...........        1.07x     1.07x     1.08x     1.07x     1.08x


(1) Excludes goodwill expense, ORE income, restructuring charge and non-recurring personnel expense.

(2) Excludes branch sales, asset sales, restructuring charge and non-recurring personnel expense.

(3)  Excludes branch and asset sales.


Comparative Loan Volumes                        Quarter Ended           Six Months Ended
                                       ------------------------------   -------------------
(Dollars in millions)                  June 30,   March 31,  June 30,   June 30,   June 30,
                                         1998       1998       1997       1998       1997
                                       --------   ---------  --------   --------   --------
Applications received ..............    $1,117     $1,085     $1,157     $2,202     $2,224
Commitments made ...................       870        732        909      1,602      1,809
Loans originated ...................       700        579        713      1,279      1,358
Unexpired open loan commitments ....       447        456        440        N/A        N/A



Note: There is normal time lag between receipt of a loan application, issuance of a loan commitment, and acceptance and closing on a loan by the borrower.


                                                                    Quarter Ended                    Six Months Ended
                                                     ------------------------------------------    --------------------
                                                       June 30,       March 31,      June 30,      June 30,    June 30,
                                                         1998           1998           1997          1998        1997
                                                     ------------    -----------    -----------    --------    --------
Per Share Data:

Core cash earnings per share* ..............         $       0.78    $      0.76    $      0.65    $  1.54    $  1.25
Common book value** ........................         $      17.65    $     17.43    $     17.14        N/A        N/A
Tangible common book value** ...............         $       9.99    $      9.72    $      9.63        N/A        N/A


*Average shares used in calculation ........           73,089,000     73,954,000     81,861,000
**Period-end shares used in calculation ....           72,254,000     73,399,000     80,013,000
Total shares outstanding ...................           83,383,000     84,469,000     90,089,000

Regulatory Capital Ratios

Company (1)
     Leverage capital ......................                 7.40%          7.32%          7.95%
     Risk-based capital:
         Tier 1 ............................                14.71%         14.78%         16.37%
         Total .............................                15.96%         16.03%         17.62%
Bank:
     Leverage capital ......................                 7.32%          7.23%          6.66%
     Risk-based capital:
         Tier 1 ............................                14.54%         14.59%         13.92%
         Total .............................                15.79%         15.84%         15.17%



(1) Includes Trust Preferred of $199.7 million classified as long term debt.


Asset Quality Data:

Non-performing loans, net ..................         $      310,164     $  341,249    $  360,369
Other real  estate owned, net ..............                 16,482         20,436        23,968
                                                     --------------     ----------    ----------
Total non-performing assets, net ...........         $      326,646     $  361,685    $  384,337
                                                     --------------     ----------    ----------
                                                     --------------     ----------    ----------

Non-performing loans to total loans ........                   3.39%          3.77%         4.35%
Non-performing assets to total assets ......                   2.54%          2.73%         2.89%
Allowance for possible loan losses to:

     Non-performing loans ..................                  35.79%         32.23%        29.69%
     Total loans ...........................                   1.21%          1.21%         1.29%
